AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2000. REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      -------------------------------------
                                ARIS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                 WASHINGTON                               91-1497147
      (State or other Jurisdiction of                 (I.R.S. Employer
       Incorporation or Organization)               Identification Number)

                 -----------------------------------------------

                            2229 -- 112TH AVENUE N.E.
                               BELLEVUE, WA 98004
                                 (425) 372-2747

   (Address and Telephone Number of Registrant's Principal Executive Offices)

                 -----------------------------------------------

                     ARIS CORPORATION 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)
                 -----------------------------------------------

                               DIANE GAMACHE, CPA
                            2229 -- 112TH AVENUE N.E.
                               BELLEVUE, WA 98004
                                 (425) 372-2747
            (Name, Address and Telephone Number of Agent for Service)
                 -----------------------------------------------

                                   COPIES TO:
                             BRADLEY B. FURBER, ESQ.
                               DAREN H. NITZ, ESQ.
                    VAN VALKENBERG FURBER LAW GROUP P.L.L.C.
                         1325 FOURTH AVENUE, SUITE 1200
                         SEATTLE, WASHINGTON 98101-2509
                            TELEPHONE: (206) 464-0460
                            FACSIMILE: (206) 464-2857
                 -----------------------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                  PROPOSED
     TITLE OF EACH CLASS OF        AMOUNT TO       MAXIMUM        PROPOSED MAXIMUM      AMOUNT OF
   SECURITIES TO BE REGISTERED        BE        OFFERING PRICE   AGGREGATE OFFERING    REGISTRATION
                                  REGISTERED(1)   PER SHARE          PRICE(2)             FEE(2)
-----------------------------------------------------------------------------------------------------
Common Stock, without par value    2,500,000    $1.56 to $6.75      $6,656,361           $1,757
=====================================================================================================

        (1) Includes shares reserved for issuance pursuant to the exercise of options either outstanding or available for grant under the Registrant's 2000 Stock Option Plan (the "2000 Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the 2000 Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

        (2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon: (a) with respect to stock options granted under the 2000 Plan, the proposed maximum offering price of $3.07 represents the weighted average of the exercise prices of currently outstanding options, which range from $1.5625 to $6.75; and (b) with respect to shares available for grant under the 2000 Plan, an estimated price per share of $1.65625 based on the average of the high ($1.75) and low ($1.5625) sales prices for the Registrant's Common Stock on November 28, 2000, as reported by the Nasdaq National Market.

                     --------------------------------------

                                     PART I
                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS


        The information required by Part I is included in documents sent or given to participants in the 2000 Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by Aris Corporation, a Washington corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including all material incorporated by reference therein, filed March 17, 2000 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) The Company's Current Report on Form 8-K, filed April 10, 2000 pursuant to the Exchange Act;

        (c) The Company's Quarterly Report on Form 10-Q, filed May 15, 2000 pursuant to the Exchange Act;

        (d) The Company's Current Report on Form 8-K, filed May 16, 2000 pursuant to the Exchange Act;

        (e) The Company's Current Report on Form 8-K, filed June 19, 2000 pursuant to the Exchange Act;

        (f) The Company's Quarterly Report on Form 10-Q, filed August 11, 2000 pursuant to the Exchange Act;

        (g) The Company's Current Report on Form 8-K, filed August 11, 2000 pursuant to the Exchange Act;

        (h) The Company's Current Report on Form 8-K, filed August 31, 2000 pursuant to the Exchange Act;

        (i) The Company's Current Report on Form 8-K, filed September 21, 2000 pursuant to the Exchange Act;

        (j) The Company's Current Report on Form 8-K, filed October 3, 2000 pursuant to the Exchange Act;

        (k) The Company's Quarterly Report on Form 10-Q, filed November 14, 2000 pursuant to the Exchange Act; and

        (l) A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement filed by the Company with the Commission on June 3, 1997.

        In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

        The validity of the issuance of the Common Stock offered pursuant to the 2000 Plan will be passed upon for the Company by its counsel, Van Valkenberg Furber Law Group P.L.L.C. Van Valkenberg Furber Law Group P.L.L.C. holds a warrant to purchase 4,000 shares of Common Stock at an exercise price of $10.00 per share.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article 9 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to an extent not inconsistent with Washington law. The Registrant has entered into indemnification agreements with each of its officers and directors. Directors of the Registrant may also be indemnified pursuant to a liability insurance policy maintained by the Registrant for such purpose.

        Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 6 of the Registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        The following is a complete list of Exhibits filed as part of this Registration Statement and which are incorporated herein:

     EXHIBIT NO.    DESCRIPTION
     -----------    ------------------------------------------------------------
        4.1*        Amended and Restated Articles of Incorporation.

        4.2*        Amended and Restated Bylaws.

        4.3*        Form of Common Stock Certificate.

        5.1 Opinion of Van Valkenberg Furber Law Group P.L.L.C. as to legality of shares to be issued.

        23.1        Consent of Van Valkenberg Furber Law Group P.L.L.C.
                    (Included in Exhibit 5.1).

        23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

     EXHIBIT NO.    DESCRIPTION
     -----------    ------------------------------------------------------------
        24.1        Power of Attorney (Included in the signature page to this
                    Registration Statement).

        99.1        Aris Corporation 2000 Stock Option Plan.

------------------
(*) Filed as an exhibit to the Form S-1 Registration Statement (No.333-25409), as amended through the date hereof and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

        A. The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this Registration Statement to:

            (i) include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities being offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on December 5, 2000.

                                            ARIS CORPORATION

                                            By     /s/ D. Gamache
                                               ---------------------------------
                                               Diane Gamache, CPA
                                               Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kendall W. Kunz and Diane Gamache, CPA, or either of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                           TITLE                       DATE
               ---------                           -----                       ----
  /s/  Kendall W. Kunz                        President, Chief           December 4, 2000
------------------------------------       Executive Officer and
Kendall W. Kunz                                   Director
                                            (Principle Executive
                                                  Officer)


  /s/  D. Gamache                         Chief Financial Officer        December 4, 2000
------------------------------------      (Principle Financial and
Diane Gamache, CPA                          Accounting Officer)


  /s/  Paul Y. Song                        Chairman of the Board         December 4, 2000
------------------------------------
Paul Y. Song


  /s/  Bruce R. Kennedy                           Director               December 4, 2000
------------------------------------
Bruce R. Kennedy


  /s/  Kenneth A. Williams                        Director               December 4, 2000
------------------------------------
Kenneth A. Williams


  /s/  Barry L. Rowan                             Director               December 4, 2000
------------------------------------
Barry L. Rowan

                                      INDEX TO EXHIBITS


     EXHIBIT NO.    DESCRIPTION
     -----------    ------------------------------------------------------------
        4.1*        Amended and Restated Articles of Incorporation.

        4.2*        Amended and Restated Bylaws.

        4.3*        Form of Common Stock Certificate.

        5.1 Opinion of Van Valkenberg Furber Law Group P.L.L.C. as to legality of shares to be issued.

        23.1        Consent of Van Valkenberg Furber Law Group P.L.L.C.
                    (Included in Exhibit 5.1).

        23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

        24.1 Power of Attorney (Included in the signature page to this Registration Statement).

        99.1        Aris Corporation 2000 Stock Option Plan.

------------------
(*) Filed as an exhibit to the Form S-1 Registration Statement (No.333-25409), as amended through the date hereof and incorporated herein by reference.